Joby Appoints Former FAA Administrator and Delta Board Member Michael Huerta
to the Company’s Board of Directors

Michael Huerta, Former Administrator of the United States Federal Aviation Administration (FAA) and Delta Air Lines Board Member, joins Joby Aviation’s Board of Directors (Photo Credit: Michael Huerta)

Santa Cruz, CA, March 24, 2023 — Joby Aviation, Inc (https://www.jobyaviation.com). (NYSE:JOBY), a company developing all-electric aircraft for commercial passenger service, today announced the appointment of Michael Huerta, former Administrator of the United States Federal Aviation Administration (FAA), to the Company’s Board of Directors.

Huerta also serves on the Board of Directors for Delta Air Lines, which announced (https://www.jobyaviation.com/news/delta-joby-aviation-partner-home-to-airport-transportation) a multi-year, multi-market commercial and operational partnership with Joby in October 2022. As part of the agreement between the two companies, Delta made an up-front equity investment in Joby of $60 million, with a total investment of up to $200 million possible based on the achievement of mutually agreed progress milestones.

Huerta’s appointment to the Board of Directors follows the appointment of Dan Elwell, former Acting Administrator of the FAA, to the Company’s Advisory Board in 2021. The FAA plays a critical role in bringing eVTOLs (electric vertical take-off and landing aircraft) to market, and the appointment comes as Joby continues to make substantial progress in certifying its aircraft with the FAA for commercial passenger use in 2025. Joby is the first eVTOL company to complete the first two of five stages in the FAA’s type certification process, as well as receive airworthiness approval from the U.S. Air Force.

“Michael is joining our team at a pivotal time for Joby and the broader eVTOL industry, and his dual seat on Joby and Delta’s Boards will be invaluable as we prepare for commercial operations,” said JoeBen Bevirt, Founder and CEO of Joby. “He has been a strong proponent of electric aircraft and future aviation technologies, and we’re grateful for the passion and depth of experience he brings to our team.”

Huerta completed a five-year term as FAA Administrator in 2018, during which the agency earned an unprecedented safety record. He previously served as Acting FAA Administrator from 2011 to 2013 and Deputy FAA Administrator from 2010 to 2011. Huerta is currently a consultant serving the aviation and transportation industries, and also serves on the Board of Directors of Verra Mobility Corp.

Commenting on Huerta’s appointment, Delta CEO Ed Bastian added, “Joby and Delta are pioneering a groundbreaking new way to travel. Michael’s aviation experience is a tremendous benefit to both companies as we work to deeply integrate our two services to make booking travel easier, the end-to-end journey more seamless, and to deliver customers maximum time savings.”

“The United States is on the verge of a new era of aviation, with electric aircraft like Joby’s transforming how we travel,” said Huerta. “I’ve been impressed by Joby’s leadership in the sector and look forward to supporting the team as it works toward making fast and clean everyday flight a reality.”

Joby has continued to build its Board of Directors (https://ir.jobyaviation.com/corporate-governance/board-of-directors) with unrivaled industry expertise. In addition to Huerta, the Company’s Board members include Reid Hoffman, co-founder of LinkedIn and a Partner at Greylock; Aicha Evans, CEO of Zoox; Dr. James Kuffner, CEO and Representative Director of Woven Planet Holdings, and a Member of the Board of Directors and Operating Officer of Toyota; Dipender Saluja, Managing Director of Capricorn Investment Group; Halimah DeLaine Prado, General Counsel of Google; and Laura Wright, former CFO of Southwest Airlines Co. The board is chaired by Paul Sciarra, co-founder of Pinterest.

About Joby

Joby Aviation, Inc. (NYSE:JOBY) is a California-based transportation company developing an all-electric, vertical take-off and landing aircraft which it intends to operate as part of a fast, quiet, and convenient service in cities around the world. To learn more, visit www.jobyaviation.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development and performance of our aircraft; plans for, and potential benefits of, our strategic partnerships; and our business plan, objectives, goals and market opportunity. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to launch our aerial ridesharing service and the growth of the urban air mobility market generally; our ability to produce aircraft that meet our performance expectations in the volumes and on the timelines that we project, and our ability to launch our service; the competitive environment in which we operate; our future capital needs; our ability to adequately protect and enforce our intellectual property rights; our ability to effectively respond to evolving regulations and standards relating to our aircraft; our reliance on third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for our service and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, and in future filings and other reports we file with or furnish to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this presentation. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contacts:

Joby Aviation

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Media: press@jobyaviation.com